Exhibit 10.1

                             AMENDMENT NUMBER FOUR
                                    to the
                        Master Loan and Security Agreement
                          Dated as of December 30, 2003
                                   between
                              HOMEONE FUNDING I
                                     and
                     GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

      This AMENDMENT NUMBER FOUR is made this 15th day of March, 2005, between HOMEONE FUNDING I, having an address at 2150 West 18th Street, Houston, Texas 77008 (the "Borrower") and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., having an address at 600 Steamboat Road, Greenwich, Connecticut 06830 (the "Lender"), to the Master Loan and Security Agreement, dated as of December 30, 2003, by and between the Borrower and the Lender, as amended (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

                                   RECITALS

      WHEREAS, the Borrower has requested that the Lender agree to amend the Agreement to extend the Termination Date thereunder to March 15, 2006 and to make certain other changes to the Agreement, each as more expressly set forth below;

      WHEREAS, as of the date of this Amendment, the Borrower represents to the Lender that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement; and

      WHEREAS, the Borrower and the Lender have agreed to amend the Agreement as set forth herein.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

    SECTION 1.  Effective as of March 15, 2005, Section 1 of the
Agreement is hereby amended by deleting the definition of Termination Date and replacing it with the following:

        "Termination Date" shall mean March 15, 2006, or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law.

    SECTION 2. Effective as of March 15, 2005, Section 3.05 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

           3.05 Non-Utilization Fee. On each Payment Date and on the Termination Date, the Lender shall determine the average daily utilization during the preceding calendar month period (or with respect to but not including the Termination Date, during the period from the day immediately following the date through which the last non-utilization fee calculation has been made to the Termination Date) (the "Utilization Percentage") by the Borrower by
    (a) dividing the sum of the Advances outstanding on each day during such period by the number of days in such period and (b) dividing the result of (a) by the Maximum Credit. The Borrower shall pay to the Lender on such Payment Date or Termination Date, a non-utilization fee equal to (i) 0.375% per annum, times (ii) the Maximum Credit, times (iii) 1 minus the Utilization Percentage (the "Non-Utilization Fee"). All payments shall be made to the Lender in Dollars, in immediately available funds, without deduction, setoff or counterclaim. The Lender may, in its sole discretion, net such Non-Utilization Fee from the proceeds of any Advance made to the Borrower hereunder if not previously paid by the Borrower. Borrower shall not be responsible for any Non-Utilization Fee for any period of time that the Lender is unable to fund Advances due to the application of Section 5.02(i)(i).

    SECTION 3. Effectiveness of Amendment. This Amendment Number Four shall be effective upon the Lender's receipt of a renewal fee from the Borrower in the amount of $187,500.

    SECTION 4. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

    SECTION 5. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

    SECTION 6. Representations. The Borrower hereby represents to the Lender that as of the date hereof, the Borrower is in full compliance with all of the terms and conditions of the Agreement and no Default or Event of Default has occurred and is continuing under the Agreement.

    SECTION 7. Governing Law. This Amendment Number Four shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

    SECTION 8. Counterparts. This Amendment Number Four may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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    IN WITNESS WHEREOF, the Borrower and the Lender have caused this
Amendment Number Four to be executed and delivered by their duly authorized officers as of the day and year first above written.

                                 HOMEONE FUNDING I
                                 (Borrower)

                                 By:  Wilmington Trust Company not in
its
                                      individual capacity but solely as
                                      Owner Trustee

                                    By:    /s/ Rachel L. Simpson
                                    Name:  Rachel L. Simpson
                                    Title: Financial Services Officer


                                    GREENWICH CAPITAL FINANCIAL
                                    PRODUCTS, INC.
                                    (Lender)

                                    By:    /s/ Jon Stapleton
                                    Name:  Jon Stapleton
                                    Title: Vice President


Acknowledged and Accepted:

HOMEONE CREDIT CORP.
(Guarantor)


By:     /s/  Boyd R. Plowman
Name:   Boyd R. Plowman
Title:  President

FLEETWOOD ENTERPRISES, INC.
(Guarantor)


By:     /s/  Boyd R. Plowman
Name:   Boyd R. Plowman
Title:  EVP, CFO